Exhibit 10.3

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), made as of January 3, 2005 (the “Effective Date”), by and between Senesco Technologies, Inc., a Delaware corporation (the “Company”), and Michael Berry, Ph.D. (the “Consultant”).

WITNESSETH:

WHEREAS, the Company and the Consultant desire to enter into this Agreement in order to set forth the terms and conditions under which the Consultant will perform certain consulting services as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                     Consulting Services. The Company hereby retains the Consultant to perform, and the Consultant agrees to render to the Company on the terms set forth herein, such services as are identified on Schedule A attached hereto, and certain other related services as may reasonably be requested from time to time by the Board of Directors (the “Board”) or officers of the Company (the “Consulting Services”).

2.                     Consulting Compensation. In consideration of the performance of the Consulting Services by the Consultant, (i) the Company shall pay the Consultant $8,000 per month, payable on or prior to the fifteenth day of each month for Consulting Services performed in the prior month, and (ii) the Company hereby grants to the Consultant options (the “Options”) to purchase 10,000 shares of Common Stock of the Company, par value $0.01 per share (the “Common Stock”) at an exercise price equal to $7.50 per share. Ownership of the Options shall vest upon the six (6) month anniversary of the Effective Date; provided, however, that in the event that Consultant breaches Section 5 of this Agreement, all of Consultant’s interest in the unexercised Options shall immediately terminate.

3.                     Option Agreement.  Consultant’s rights and obligations with respect to the Options shall be governed by the Company’s stock option plan then in effect and the Option Agreement attached hereto as Exhibit B.

4.                     Relationship of Parties. It is specifically agreed and understood by the parties that the relationship of the Consultant to the Company hereunder is that of an independent contractor and this Agreement and the services to be rendered by the Consultant to the Company shall not for any purpose whatsoever or in any way or manner create any employer-employee relationship between the Company and the Consultant. Without limiting the generality of the foregoing, the Company shall not be required to provide health insurance or any other benefits to the Consultant or pay any taxes with respect to the Consultant’s remuneration hereunder. Consultant further agrees to indemnify, hold harmless and defend the Company against any and all claims or liabilities that may be asserted by any governmental taxing authority, including payment of attorney’s fees, charges, assessments, interest, penalties or liabilities arising out of or with respect to tax liabilities relating to payment of compensation hereunder.

5.                     Confidentiality: Non-Solicitation: Non-Competition; Invention Assignment.

The Consultant acknowledges that he has had and will have access to and participate in the development of or be acquainted with confidential or proprietary information and trade secrets related to the business of any of the Company, including but not limited to (A) technical information, trade secrets, data, product information, business plans, operating plans, marketing plans, financial reports, operating data, budgets, pricing strategies and information, terms of agreements with customers, reports, correspondence, tapes, discs, tangible property and specifications owned by or used in the business of the Company, and (B) other tangible and intangible property, which is used in the business and operations of the Company but not mad e publicly available (collectively, the “Confidential Information”).

(a)           The Consultant shall not, directly or indirectly, disclose or use any Confidential Information in any way (including, but not limited to, in connection with trades in the securities of the Company) except in the best interests of the Company or in the performance of the Consultant’s duties under this Agreement. The Consultant may disclose such information when required by applicable law or judicial process, but only after notice to the President or the Board of the Consultant’s intention to do so and opportunity to the Company to challenge or limit the scope of the disclosure.

(b)           The Consultant agrees that he shall not, during the term of this Agreement and for a period of twenty-four (24) months immediately following the expiration or termination hereof, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, contact or persuade any customer of the Company or prospective customer of the Company, to alter such customer’s or prospective customer’s relationship with the Company or to engage any company competitive with the Company to perform services which can be performed by the Company in the ordinary course of its business.

(c)           The Consultant agrees that he shall not, during the term of this Agreement and for a period of twenty-four (24) months immediately following the expiration or termination hereof, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, recruit or attempt to persuade any person to terminate such person’s employment with the Company, whether or not such person is a full-time employee or whether or not such employment is pursuant to a written agreement or is at-will.

(d)           The Consultant agrees that he shall not, during the term of this Agreement and for a period of twenty-four (24) months immediately following the expiration or termination hereof, unless acting pursuant hereto or with the prior written consent of the Board, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative,

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consultant or otherwise, or use or expressly permit his name to be used, in connection with any business or enterprise engaged in any business directly competitive with the business in which the Company was actively engaged at the date of the expiration or termination of this Agreement.

(e)           The Consultant will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Consultant may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice and which relate to the Company or its business, during the term of this Agreement, including the copyright thereon.  The Consultant further acknowledge that all original works of authorship which are made by Consultant (solely or jointly with others) within the scope of Consultant’s services to the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.

6.                     Compliance with Law.  Consultant acknowledges that shares of the Company’s common stock are publicly traded securities and agrees that he will comply with all applicable laws, including federal securities laws, or applicable state securities or “blue sky” laws, or the applicable laws of the foreign countries, relating to the Company or its securities, to the satisfaction of Company’s counsel.

7.                     Term and Termination. The term of this Agreement shall commence on the Effective Date and continue until the earlier of (i) the first anniversary of the Effective Date, or (ii) the termination of this Agreement by a party hereto which termination shall occur upon thirty (30) days prior written notice.

8.                     Notices. Any notice, demand, request or other communication which is required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail or (c) by personal delivery to such party at the following address:

If to the Company:

Senesco Technologies, Inc.

303 George Street

Suite 420

New Brunswick, NJ 08901

Telecopier No:

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with a copy to:

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, NJ 08540

Attention:              David Sorin, Esq.

Telecopier No.: (609) 919-6701

If to the Consultant:

Mr. Michael Berry, Ph.D.

[Address]

Telecopier No.:

or to such other address as a party shall have designated by notice in writing to the other party given in the manner provided by this Section.

9.                     Amendment. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective unless in writing and signed by or on behalf of the party against whom the same is sought to be enforced.

10.                   Waiver. No course of dealing of any party hereto, no omission, failure or delay on the part of any party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith.

11.                   Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New Jersey without regard to conflict or choice of law provisions that would defer to the substantive laws of another jurisdiction.

12.                   Severability. The provisions hereof are severable and if any provision of this Agreement shall be determined to be legally invalid, inoperative or unenforceable in any respect by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any such invalid, inoperative or unenforceable provision shall be deemed, without any further action on the part of the parties hereto, amended and limited to the extent necessary to render such provision valid, operative and enforceable.

13.                   Assignment: Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their heirs and their respective successors and permitted assignees; provided, however, that nothing in this Agreement, express or implied, shall confer on the Consultant the right to assign any of his

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rights or delegate any of his obligations hereunder at any time, whether prior to or after the date hereof.

12.           No Third Party Beneficiaries. Nothing contained in this Agreement, whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person other than as otherwise provided in this Agreement.

13.           Entire Agreement. This Agreement contains the terms of the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, commitments, understandings, discussions, negotiations or arrangements of any nature relating thereto.

14.           Headings. The headings contained in this Agreement are included for convenience and reference purposes only and shall be given no effect in the construction or interpretation of this Agreement.

15.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SENESCO TECHNOLOGIES, INC.

By:	/s/ Bruce Galton
Name:
Title:

/s/ Michael Berry
MICHAEL BERRY, PH.D.

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EXHIBIT A

CONSULTING SERVICES

Consultant shall write a series of approximately six papers for the Company in the next year. Each document would research and explain the value-creation potential of one highly focused area of the Company. In addition to explaining the science, the papers will develop the business setting for the Company’s product.  For example, Consultant proposes to write a paper on cancer technology.  Consultant will examine the market and then analyze how the Company’s technology fits into that general mosaic. Another paper would detail the market for arthritis treatments and the economic rationale for the Company’s approach. The list will be further refined in conjunction with the Company’s management.

Consultant would write at least one case study along the lines of THE THIRD WAY. This would allow Consultant to present the Company’s story in a more independent framework with a significant case question to be answered.

Finally, each paper and/or case study must be approved by the Company.

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EXHIBIT B

OPTION AGREEMENT

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THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS

EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON

            TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT

Warrant No. 144	Number of Shares: 10,000
(subject to adjustment)
Date of Issuance: January 3, 2005

Original Issue Date (as defined in subsection 2(a)): January 3, 2005

SENESCO TECHNOLOGIES, INC.

Common Stock Purchase Warrant

(Void after January 2, 2010)

SENESCO TECHNOLOGIES, INC., a Delaware corporation (the “Company”), for value received, hereby certifies that Michael Berry Ph.D. (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, subject to the vesting schedule in subsection 1(a) hereof, at any time or from time to time on or after the date of issuance and on or before 5:00 p.m. (Eastern time) on January 2, 2010, ten thousand (10,000) shares of Common Stock, $.01 par value per share, of the Company (“Common Stock”), at a purchase price of $7.50 per share.  The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively.

1.             Exercise.

Vesting.  The Warrant Shares shall become exercisable on July 3, 2005

(a)           Method of Exercise.  The Registered Holder may, at its option, elect to exercise this Warrant, subject to the Vesting Schedule, in whole or in part and at any time or from time to time, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

(b)           Exercise Date.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(b) above (the “Exercise Date”).  At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c)           Issuance of Certificates.  As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

(i)            a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise, which shall include, if applicable, the rounding of any fraction up to the nearest whole number of shares of Common Stock pursuant to Section 3 hereof; and

(ii)           in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised.

2.             Adjustments.

(a)           Adjustment for Stock Splits and Combinations.  If the Company shall at any time or from time to time after the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (either such date being referred to as the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased.  If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)           Adjustment for Certain Dividends and Distributions.  In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

(1)           the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)           the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(c)           Adjustment in Number of Warrant Shares.  When any adjustment is required to be made in the Purchase Price pursuant to subsections 2(a) or 2(b), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(d)           Adjustments for Other Dividends and Distributions.  In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Registered Holder.

(e)           Adjustment for Reorganization.  If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2(a), 2(b) or 2(d)) (collectively, a “Reorganization”), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization.  In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

(f)            Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than 10 days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

3.             Fractional Shares.  The Company shall not be required upon the exercise of this Warrant to issue any fractions of shares of Common Stock or fractional Warrants; provided, however, that if the Registered Holder exercises this Warrant, any fractional shares of Common Stock shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.  The Registered Holder of this Warrant, by acceptance hereof, expressly waives his right to receive any fractional share of Common Stock or fractional Warrant upon exercise of this Warrant.

4.             Investment Representations.  The initial Registered Holder represents and warrants to the Company as follows:

(a)           Investment.  It is acquiring the Warrant, and (if and when it exercises this Warrant) it will acquire the Warrant Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Registered Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof;

(b)           Federal and State Compliance.  The Registered Holder understands that this Warrant and any Warrant Shares purchased upon its exercise are securities, the issuance of which requires compliance with federal and state securities law, including the Securities Act of 1933, as amended (the “Act”);

(c)           Accredited Investor.  The Registered Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Act”);

(d)           Experience.  The Registered Holder has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate; and the Registered Holder has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company; and

(e)           Restricted Securities.  The Registered Holder acknowledges and understands that the Warrant and Warrant Shares constitute restricted securities under the Act and must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.

5.             Transfers, etc.

(a)           This Warrant may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Registered Holder only by the Registered Holder.  The terms of this Warrant shall be binding upon the executors, administrators, heirs, successor and assigns of the Registered Holder.

(b)           The Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.  Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is an entity to a wholly owned subsidiary of such entity, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 5, or (ii) a transfer made in accordance with Rule 144 under the Act.

(c)           Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

(d)           The Company will maintain a register containing the name and address of the Registered Holder of this Warrant.  The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

6.             Notices of Record Date, etc.  In the event:

(a)           the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b)           of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will send or cause to be sent to the

Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up.  Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

7.             Reservation of Stock.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

8.             Replacement Warrant.

(a)           Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

9.             Agreement in Connection with Public Offering.  The Registered Holder agrees, in connection with an underwritten public offering of the Company’s securities pursuant to a registration statement under the Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Registered Holder (other than any shares included in the offering) without the prior written consent of the Company or the underwriters managing such underwritten public offering of the Company’s securities for a period of 180 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

10.           Notices.  All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder.  All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office set forth below.  If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered (i) two business days after being sent by certified or registered mail, return receipt requested, postage prepaid, or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery.

11.           No Rights as Stockholder.  Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

12.           Amendment or Waiver.  Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.  No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

13.           Section Headings.  The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

14.           Governing Law.  This Warrant will be governed by and construed in accordance with the internal laws of the State of New Jersey (without reference to the conflicts of law provisions thereof).

15.           Facsimile Signatures. This Warrant may be executed by facsimile signature.

EXECUTED as of the Date of Issuance indicated above.

SENESCO TECHNOLOGIES, INC.

By:

	Title:	President and Chief Executive Officer

ATTEST:

EXHIBIT I

PURCHASE FORM

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.       ), hereby elects to purchase                                   shares of the Common Stock of SENESCO TECHNOLOGIES, INC. covered by such Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant in lawful money of the United States in the amount of $                 .

Signature:

Address: